                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_Confidential,]for Use of the
[_]Preliminary Proxy Statement              Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            CNF Transportation Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                            Notice of Annual Meeting

                                      and

                                Proxy Statement


                         Annual Meeting of Shareholders

                                 APRIL 26, 1999

                            CNF TRANSPORTATION INC.


                       [LOGO OF CNF TRANSPORTATION INC.]


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            CNF TRANSPORTATION INC.

                       [LOGO OF CNF TRANSPORTATION INC.]

3240 HILLVIEW AVENUE                                    TELEPHONE: 650/494-2900
PALO ALTO, CALIFORNIA 94304

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Monday, April 26, 1999
                             9:00 A.M., local time
  Knowles Room, Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

FELLOW SHAREHOLDER:

The Annual Meeting of Shareholders of CNF Transportation Inc. will be held at 9:00 A.M., local time, on Monday, April 26, 1999, to:

  1. Elect four Class II directors for a three-year term.

  2. Ratify the appointment of auditors.

  3. Transact any other business properly brought before the meeting.

  Shareholders of record at the close of business on March 1, 1999, are entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend, I urge you to SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible will be represented at the meeting. If you attend the meeting and prefer to vote in person, you will be able to do so and your vote at the meeting will revoke any proxy you may submit.

                                          Sincerely,

                                          EBERHARD G.H. SCHMOLLER
                                          Secretary

March 22, 1999

                               TABLE OF CONTENTS

Proxy Statement.............................................................   1
  Board of Directors' Recommendations.......................................   1
  Proxy Voting Procedures...................................................   1
  Voting Requirements.......................................................   1
  Voting Shares Outstanding.................................................   1
  Proxy Voting Convenience..................................................   2
  Attendance at the Meeting.................................................   2

Election of Directors.......................................................   2

Stock Ownership by Directors and Executive Officers.........................  10

Information About the Board of Directors and Certain Board Committees.......  11

Compensation of Directors...................................................  12

Compensation of Executive Officers..........................................  13
  I.Summary Compensation Table..............................................  13
  II.Option/SAR Grants Table................................................  15
  III.Option/SAR Exercises And Year-End Value Table.........................  16
  IV.Long-Term Incentive Plan Awards Table..................................  17

Compensation Committee Report on Executive Compensation.....................  18

Compensation Committee Interlocks and Insider Participation.................  23

Comparison of Five-year Cumulative Total Shareholder Return.................  23

Pension Plan Table..........................................................  24

Change in Control Arrangements..............................................  24

Appointment of Auditors.....................................................  25

Principal Shareholders......................................................  25

Compliance With Section 16 of the Exchange Act..............................  26

Confidential Voting.........................................................  26

Submission of Shareholder Proposals.........................................  26

Other Matters...............................................................  27

                            CNF TRANSPORTATION INC.

                             3240 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                            TELEPHONE: 650/494-2900

                                PROXY STATEMENT

                                March 22, 1999

  The Annual Meeting of Shareholders of CNF Transportation Inc. (the "Company" or "CNF") will be held on April 26, 1999. Shareholders of record at the close of business on March 1, 1999 will be entitled to vote at the meeting. This proxy statement and accompanying proxy are first being sent to shareholders on or about March 22, 1999.

Board of Directors' Recommendations

  The Board of Directors of the Company is soliciting your proxy for use at the meeting and any adjournment or postponement of the meeting. The Board recommends a vote for the election of the nominees for directors described below and for ratification of the appointment of Arthur Andersen LLP as independent auditors.

Proxy Voting Procedures

  To be effective, properly signed proxies must be returned to the Company prior to the meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in accordance with the recommendations of the Board.

Voting Requirements

  A majority of the votes attributable to all voting shares must be represented in person or by proxy at the meeting to establish a quorum for action at the meeting. Directors are elected by a plurality of the votes cast, and the four nominees who receive the greatest number of votes cast for election of directors at the meeting will be elected directors for a three-year term. The ratification of the appointment of auditors requires a favorable vote of the holders of a majority of the voting power represented at the meeting.

  In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the ratification of the appointment of auditors, abstentions from voting will have the same effect as voting against such matter and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

Voting Shares Outstanding

  At the close of business on March 1, 1999, the record date for the Annual Meeting, there were outstanding and entitled to vote 48,109,315 shares of Common Stock and 850,674 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). Each share of Common Stock has the right to one non-cumulative vote and each share of Series B Preferred Stock has the right to 6.1 non-cumulative votes. Therefore, an aggregate of 53,298,426 votes are eligible to be cast at the meeting.

Proxy Voting Convenience

  You are encouraged to exercise your right to vote by returning to the Company a properly executed WHITE proxy in the enclosed envelope, whether or not you plan to attend the meeting. This will ensure that your votes are cast.

  You may revoke or change your proxy at any time prior to its use at the meeting. There are three ways you may do so: (1) give the Company a written direction to revoke your proxy; (2) submit a later dated proxy; or (3) attend the meeting and vote in person.

Attendance at the Meeting

  All shareholders are invited to attend the meeting. Persons who are not shareholders may attend only if invited by the Board of Directors. If you are a shareholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker's statement) in order to be admitted to the meeting.

                             ELECTION OF DIRECTORS

          The Board of Directors Recommends a Vote "For" All Nominees

  The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of directors of the Company shall be thirteen. Unless you withhold authority to vote, your proxy will be voted for election of the nominees named below.

  The following persons are the nominees of the Board of Directors for election as Class II directors to serve for a three-year term until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified:

                               Donald E. Moffitt
                               Michael J. Murray
                               Robert D. Rogers
                               William J. Schroeder

  If a nominee becomes unable or unwilling to serve, proxy holders are authorized to vote for election of such person or persons as shall be designated by the Board of Directors; however, the management knows of no reason why any nominee should be unable or unwilling to serve.

  The Company has three classes of directors, each of which is elected for a three-year term. Class III directors will be elected in 2000 and Class I directors will be elected in 2001. All directors have previously been elected by the shareholders, except William J. Schroeder, who was appointed by the Board as a Class II director in December 1996, Michael J. Murray, who was appointed by the Board as a Class II director in May 1997, and Gregory L. Quesnel, who was appointed by the Board as a Class I director in May 1998.

                 --------------------------------------------

                              CLASS II DIRECTORS

                  DONALD E. MOFFITT                             Director 1986-
                                                                1988
                                                            Director since 1991

                  Chairman of the Board,
                  CNF Transportation Inc.

                    Mr. Moffitt was named President and Chief Executive
                  Officer of the Company in 1991 and Chairman of the Board of Directors in 1995. He served as President until June 1997 and as Chief Executive Officer until May 1998. He joined Consolidated Freightways Corporation of Delaware, the Company's former nationwide, full-service trucking subsidiary, as an accountant in 1955 and advanced to Vice President-Finance in 1973. In 1975, he transferred to the Company as Vice President-Finance and Treasurer and in 1981 was elected Executive Vice President-Finance and Administration. In 1983, he assumed the additional duties of President, CF International and Air, Inc., where he directed the Company's international and air freight businesses. Mr. Moffitt was elected Vice Chairman of the Board of the Company in 1986. He retired as an employee and as Vice Chairman of the Board of Directors in 1988 and returned to the Company as Executive Vice President-Finance and Chief Financial Officer in 1990. Mr. Moffitt, age 66, is a member of the Boards of Directors of the U.S. Chamber of Commerce, Willis Lease Finance Inc., and the Business Advisory Council of the Northwestern University Transportation Center. He also serves on the boards of the San Francisco Bay Area Council, Boy Scouts of America, and the American Red Cross and is a member of the Board of Trustees of the Automotive Safety Foundation and the National Commission Against Drunk Driving. He is a former member of the Board of Directors and the Executive Committee of the Highway Users Federation.
                  Mr. Moffitt is Chairman of the Executive Committee and serves on the Director Affairs Committee of the Board.
[PHOTOGRAPH OF DONALD E. MOFFITT]

                  MICHAEL J. MURRAY                         Director since 1997

                  President, Global Corporate and Investment Banking Bank of America Corporation

                    Mr. Murray is president of Global Corporate and Investment
                  Banking at Bank of America Corporation and a member of the corporation's Policy Committee. Reporting to Mr. Murray are the Global Capital Raising and Global Markets; International Corporate Banking Group, U.S. and Canada Group, and Principal Investing. From March 1997 until the BankAmerica-NationsBank merger in September 1998, Mr. Murray headed BankAmerica Corporation's Global Wholesale Bank and was responsible for its business with large corporate, international, and government clients around the world. Mr. Murray was named a BankAmerica vice chairman and head of the U.S. and International Groups in September 1995. He had been responsible for BankAmerica's U.S. Corporate Group since BankAmerica's merger with Continental Bank Corporation in September 1994. Prior to the BankAmerica-Continental merger, Mr. Murray was vice chairman and head of Corporate
[PHOTOGRAPH OF MICHAEL J. MURRAY]

                  Banking for Continental Bank, which he joined in 1969. Mr. Murray, age 54, is a director on the boards of the Technology Solutions Company in Chicago and the Institute of International Finance in Washington, D.C. He also serves on the boards of the Coalition of Service Industries, Washington D.C. and the California Academy of Sciences, San Francisco. Mr. Murray received his BBA from the University of Notre Dame in 1966 and his MBA from the University of Wisconsin in 1968. He is a member of the Audit and Compensation Committees of the Board.

                  ROBERT D. ROGERS                          Director since 1990

                  President and Chief Executive Officer,
                  Texas Industries, Inc.
                  a producer of steel, cement, aggregates and concrete

                    Mr. Rogers joined Texas Industries, Inc. in 1963 as
                  General Manager/European Operations. In 1964, he was named Vice President-Finance; in 1968, Vice President-Operations; and in 1970 he became President and Chief Executive Officer. He is also a director of Texas Industries, Inc. Mr. Rogers is a graduate of Yale University and earned a M.B.A. from the Harvard Graduate School of Business. He is Vice Chairman of the British-North American Committee and is a member of the Executive Board for Southern Methodist University Cox School of Business. Mr. Rogers, age 62, served as Chairman of the Federal Reserve Bank of Dallas from 1984 to 1986 and was Chairman of the Greater Dallas Chamber of Commerce from 1986 to 1988. He is Chairman of the Finance Committee and a member of the Compensation Committee of the Board.
[PHOTOGRAPH OF ROBERT D. ROGERS]

                  WILLIAM J. SCHROEDER                      Director since 1996

                  President & Chief Executive Officer,
                  Diamond Multimedia Systems, Inc.,
                  a leader in PC multimedia and Internet connectivity

                    Mr. Schroeder joined Diamond Multimedia Systems, Inc. in
                  May 1994 as President and Chief Executive Officer and was appointed Chairman in 1998. Prior to joining Diamond, Mr. Schroeder was employed by Conner Peripherals, Inc., initially as President and Chief Operating Officer (1986-
                  1989) and later as Vice Chairman (1989-1994). Before Conner, Mr. Schroeder was Chief Executive Officer and co-founder of Priam Corporation, a manufacturer of high-performance disk drives for minicomputers and workstations. Mr. Schroeder also served in various management or technical positions at Memorex Corporation, McKinsey & Co., and Honeywell, Inc. and is on the board of directors of Xircom Corporation and Sync Research, Inc. Mr. Schroeder, age 54, holds the M.B.A. degree with High Distinction from Harvard Business School and the M.S.E.E. and B.E.E. degrees from Marquette University. He is a member of the Audit and Finance Committees of the Board.
[PHOTOGRAPH OF WILLIAM J. SCHROEDER]

                 --------------------------------------------

                              CLASS III DIRECTORS

                  ROBERT ALPERT                             Director since 1976

                  The Alpert Companies
                  private investment group

                    Mr. Alpert has managed his own portfolio of companies
                  since 1965. His business career includes 40 years in banking, finance and real estate related activities. He is currently Chairman of the Board of Argo Funding Company in Dallas, a private equity investment group. He is also Vice Chairman of The Empire AB in Stockholm, Sweden, a public company with 9 subsidiary companies primarily involved in the fabrication and distribution of metal related materials for the construction industry. He has served as Honorary Consul for Sweden in Dallas since 1987. He has served on numerous boards as a director and currently serves on the boards of Texas Industries, Inc. and Aladdin Industries, Inc. He is an advisory director for I.C. Deal Companies, Argo Capital Partners, and Asia Info Services. Additionally, he is a member of the Advisory Council for the University of Texas at Austin College of Business Administration and a Trustee Emeritus for Colby College in Maine. He is also a member of the Chief Executive Organization and World Presidents Organization (formerly World Business Council). Mr. Alpert, age 67, is a member of the Director Affairs, the Executive and the Finance Committees of the Board.
[PHOTOGRAPH OF ROBERT ALPERT]

                  MARGARET G. GILL                          Director since 1995

                  Senior Vice President-Legal, External Affairs and Secretary,
                  AirTouch Communications
                  a wireless communications company

                    Mrs. Gill joined AirTouch Communications in 1994,
                  following a 20-year partnership in the law firm of Pillsbury, Madison & Sutro in San Francisco. From 1983 to 1993, she served as practice group manager and senior partner for the firm's corporate and securities group. Mrs. Gill earned her law degree in 1965 from Boalt Hall Law School, University of California at Berkeley, and holds a Bachelor of Arts degree from Wellesley College. She is a fellow of the American Bar Foundation and serves on the advisory boards for the Institute for Corporate Counsel and the Berkeley Center for Law and Technology. Mrs. Gill, age 59, is also a member of the board of directors of the Episcopal Diocese of California and a trustee and executive committee member of the San Francisco Ballet. Mrs. Gill is a member of the Audit and the Director Affairs Committees of the Board.
                       [PHOTOGRAPH OF MARGARET G. GILL]

                  ROBERT JAUNICH II                         Director since 1992

                  Managing Director,
                  The Fremont Group,
                  a private investment corporation

                    Mr. Jaunich joined The Fremont Group, a private investment corporation managing assets of $10 billion, in January 1991. He is Managing Director and member of the Boards of Directors and the Executive Committees of the Boards for Fremont's principal entities, Fremont Group, L.L.C. and Fremont Investors Inc. He is also General Partner of Fremont Partners, L.P., a $605 million fund targeted to make and oversee majority equity investments in operating companies representing a broad spectrum of industries. Additionally, he oversees Fremont's five affiliated venture capital portfolios, representing in excess of $200 million of committed capital (Trinity Ventures, L.P.), and is President of Fremont Capital, Inc., an SEC/NASD registered broker/dealer. Mr Jaunich serves as Chairman of the Managing General Partner of Crown Pacific, Ltd. and of Kinetic Concepts, Inc. and is a Trustee of the non-profit National Recreation Foundation. He is a life member of the World Presidents Organization (formerly World Business Council) and was a member of Young Presidents Organization (1980-
                  1990). Mr. Jaunich, age 59, received a B.A. from Wesleyan University, Middletown, Connecticut and a M.B.A. from Wharton Graduate School, University of Pennsylvania. He is Chairman of the Directors Affairs Committee and a member of the Executive and Finance Committees of the Board.
[PHOTOGRAPH OF ROBERT JAUNISH II]

                  ROBERT P. WAYMAN                          Director since 1994

                  Executive Vice President,
                  Finance and Administration
                  and Chief Financial Officer,
                  Hewlett-Packard Company,
                  a computer-manufacturing company

                    Mr. Wayman joined Hewlett-Packard Company in 1969. After
                  serving in several accounting management positions, he was elected Vice-President and Chief Financial Officer in 1984. He became a Senior Vice President in 1987 and an Executive Vice President in 1992. He assumed additional responsibility for administration in 1992 and was elected to Hewlett-Packard's Board of Directors in 1993. Mr. Wayman, age 53, holds a bachelor's degree in science engineering and a master's degree in business administration from Northwestern University. He is a member of the Board of Directors of Sybase Inc. and is a member of the Board of the Private Sector Council, the Policy Council of the Tax Foundation, the Financial Executives Institute, the Council of Financial Executives of the Conference Board and the Advisory Board to the Northwestern University School of Business. He is Chairman of the Audit Committee and a member of the Compensation Committee of the Board.
                       [PHOTOGRAPH OF ROBERT P. WAYMAN]

                 --------------------------------------------

                               CLASS I DIRECTORS

                  EARL F. CHEIT                             Director since 1976

                  Dean Emeritus, Haas School of Business
                  University of California at Berkeley

                    Dr. Cheit has served on the University of California at
                  Berkeley faculty since 1957. He has held a number of administrative positions, both on and off the campus, including Executive Vice Chancellor of the University. In 1976, he was named Dean of the Business School, after serving as Associate Director and Senior Research Fellow of the Carnegie Council on Policy Studies in Higher Education. In 1983, he resumed his teaching career at the University, and in 1990, he was again named Dean of the Business School for the academic year 1990/1991. In 1993, he served as the University's Interim Athletic Director. Dr. Cheit, age 72, is a member of the Boards of Shaklee Corporation and Simpson Manufacturing Co. and is a trustee of Mills College. He is a graduate of the University of Minnesota from which he holds B.S., LL.B, and Ph.D degrees. He is the author of numerous books and articles and serves as a consultant to various public and private organizations. Dr. Cheit serves on the Audit, the Director Affairs, and the Executive Committees of the Board.
[PHOTOGRAPH OF EARL F. CHEIT]

                  RICHARD A. CLARKE                         Director since 1996

                  Retired Chairman of the Board,
                  Pacific Gas and Electric Company,
                  one of the nation's largest utility companies

                    Mr. Clarke retired from PG&E in 1995, after serving as
                  chairman of the board for nine years. As chairman and CEO he oversaw management of a $10 billion company that produces electric power and gas and is involved with power plant construction. Mr. Clarke began his association with PG&E as an attorney and served in various managerial positions leading to his appointment as Chairman and CEO. Between 1960 and 1969, he was a partner in the law firm of Rockwell, Fulkerson & Clarke. He is a member of the boards of directors of PG&E and Potlatch Corporation and is an Emeritus member of the President's Council of Sustainable Development. He serves as a member of the Business Council. He is a Director of the Nature Conservancy of California and a member of the Board of Trustees of the Boalt Hall Trust-- University of California, Berkeley School of Law, and the Advisory Board of the Walter A. Haas School of Business, University of California, Berkeley. He is Chairman of the Advisory Board of the Center for Organization and Human Resource Effectiveness at the University of California, Berkeley. Mr. Clarke has previously held Board or executive-level posts with the California Business Roundtable, California Chamber of Commerce, Bay Area Council, Bay Area Economic Forum, Edison Electric Institute, and the President's Council on Environmental Quality. A native of San Francisco, Mr. Clarke, 68, earned his law degree from the University of California, Boalt Hall, and holds a bachelor's degree in political science. He is a member of the Compensation and Finance Committees of the Board.
[PHOTOGRAPH OF RICHARD A. CLARKE]

                  W. KEITH KENNEDY, JR.                     Director since 1996

                  President and Chief Executive Officer,
                  Watkins-Johnson Company, a high-technology corporation specializing in semiconductor manufacturing equipment and electronic products for telecommunications and defense

                    Dr. Kennedy was named President and Chief Executive
                  Officer of Watkins-Johnson Company in January 1988. Dr. Kennedy joined Watkins-Johnson in 1968 and was a Division Manager, Group Vice President, and Vice President of Planning Coordination and Shareowner Relations prior to becoming President. Dr. Kennedy, age 55, is a graduate of Cornell University from which he holds B.S.E.E., M.S., and Ph.D. degrees. Dr. Kennedy is a Director of the Joint Venture Silicon Valley Network and the Santa Clara Valley Manufacturing Group; a member of the State Chamber of Commerce; and a senior member of the Institute of Electrical and Electronics Engineers. He is a member of the Compensation and Director Affairs Committees of the Board.
                     [PHOTOGRAPH OF W. KEITH KENNEDY, JR.]

                  RICHARD B. MADDEN                         Director since 1992

                  Retired Chairman and Chief Executive Officer,
                  Potlatch Corporation, a diversified
                  forest products company

                    Mr. Madden was Chief Executive Officer of Potlatch
                  Corporation, from 1971, and Chairman of the Board, from 1977, until his retirement in May of 1994. He was previously associated with Mobil Oil Corporation where he served in various management capacities for fifteen years. Mr. Madden is a director of Potlatch Corporation, PG&E, and URS Corporation. He is also a Trustee Emeritus of the American Enterprise Institute, a Senior Advisor for the Boston Consulting Group, Inc., and an Honorary Trustee for the Committee for Economic Development. His civic activities include the Board of Governors of the San Francisco Symphony Association; Board of Directors of the Smith-Kettlewell Eye Research Institute; and a Trustee Emeritus of the San Francisco Foundation and the Corporation of Fine Arts Museums. Mr. Madden, age 69, holds a B.S. degree in engineering from Princeton University, a J.D. degree from the University of Michigan, and a M.B.A. from New York University. He is Chairman of the Compensation Committee and serves on the Executive and Finance Committees of the Board.
                       [PHOTOGRAPH OF RICHARD B. MADDEN]

                  GREGORY L. QUESNEL                        Director since 1998

                  President and Chief Executive Officer,
                  CNF Transportation Inc.

                    Mr. Quesnel, 50, was named President and Chief Executive
                  Officer of the Company in May 1998. At that time, he was also elected as a member of the CNF Board of Directors. As part of a planned succession, Mr. Quesnel was elected President and Chief Operating Officer in July 1997. Prior to that, Mr. Quesnel was Executive Vice President and Chief Financial Officer of the Company. In that capacity, he was responsible for corporate finance, business planning, technology development, and financial reporting, as well as several operating units, including Menlo Logistics. Mr. Quesnel has 24 years of experience in the transportation industry. He joined the CNF organization as director of accounting in 1975, following several years of professional experience with major corporations in the petroleum and wood products industries. Mr. Quesnel advanced through increasingly responsible positions and in 1986 was promoted to the top financial officer position at the Company's largest subsidiary. In 1990, Mr. Quesnel was elected Vice President and Treasurer of CNF; in 1991, he was elected Senior Vice President and Chief Financial Officer; and he was promoted to Executive Vice President and Chief Financial Officer in 1994. Mr. Quesnel is a member of the Financial Executives Institute, the California Business Roundtable, and the Conference Board. He also serves as a member of the Executive Committee of the Bay Area Council of the Boy Scouts of America. Mr. Quesnel earned a bachelor's degree in finance from the University of Oregon and holds a master's degree in business administration from the University of Portland. Mr. Quesnel is a member of the Executive and Director Affairs Committees of the Board.
[PHOTOGRAPH OF GREGORY L. QUESNEL]

              STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding beneficial ownership of the Company's Common Stock and Series B Preferred Stock, as of January 31, 1999, by the directors, the executive officers identified in the Summary Compensation Table below and by the directors and executive officers as a group.

                                                  Amount and Nature of
                                                       Beneficial       Percent
Name of Beneficial Owner                              Ownership(1)      of Class
------------------------                         ---------------------- --------
Robert Alpert..................................           61,196 Common     *
                                                   0 Series B Preferred
Earl F. Cheit..................................            9,446 Common     *
                                                   0 Series B Preferred
Richard A. Clarke..............................            8,928 Common     *
                                                   0 Series B Preferred
Gerald L. Detter(2)............................          107,148 Common     *
                                                 160 Series B Preferred
Margaret G. Gill...............................            8,639 Common     *
                                                   0 Series B Preferred
Robert Jaunich II..............................           15,646 Common     *
                                                   0 Series B Preferred
W. Keith Kennedy, Jr...........................            6,714 Common     *
                                                   0 Series B Preferred
Richard B. Madden..............................           11,146 Common     *
                                                   0 Series B Preferred
Donald E. Moffitt(3)...........................          541,278 Common   1.1%
                                                   0 Series B Preferred
Michael J. Murray..............................           14,825 Common     *
                                                   0 Series B Preferred
Gregory L. Quesnel(4)..........................          338,489 Common     *
                                                 151 Series B Preferred
Sanchayan C. Ratnathicam(5)....................           87,305 Common     *
                                                 121 Series B Preferred
Robert D. Rogers...............................           11,646 Common     *
                                                   0 Series B Preferred
Eberhard G.H. Schmoller(6).....................          196,817 Common     *
                                                 126 Series B Preferred
William J. Schroeder...........................            6,514 Common     *
                                                   0 Series B Preferred
Robert P. Wayman...............................            9,646 Common     *
                                                   0 Series B Preferred
John H. Williford(7)...........................           97,510 Common     *
                                                 104 Series B Preferred
All directors and executive officers as a group
 (17 persons)..................................        1,532,893 Common   3.1%
                                                 662 Series B Preferred

--------
 *  Less than one percent of the Company's outstanding shares of Common Stock.

(1) Represents shares as to which the individual has sole voting and investment power (or shares such power with his or her spouse). The shares shown for non-employee directors include the following number of shares of Restricted Stock and number of shares which the non-employee director has the right to acquire within 60 days of January 31, 1999 because of vested stock options: Mr. Alpert, 2,751 and 6,395; Mr. Cheit, 2,751 and 6,395; Mr. Clarke, 1,717 and 5,211; Mrs. Gill, 2,244 and 6,395; Mr. Jaunich, 2,751 and 6,395; Mr. Kennedy, 1,764 and 4,750; Mr. Madden, 2,751 and
    6,395; Mr. Moffitt, 653 and 2,542; Mr. Murray, 1,075 and 3,750;
    Mr. Rogers, 2,751 and 6,395; Mr. Schroeder, 1,764 and 1,250; and Mr. Wayman, 2,751 and 6,395. The Restricted Stock and stock options were awarded under and are governed by the Amended and Restated Equity Incentive Plan for Non-Employee Directors.

(2) The shares shown include 76,789 shares which Mr. Detter has the right to acquire within 60 days of January 31, 1999, because of vested stock options.

(3) The shares shown include 474,371 shares which Mr. Moffitt has the right to acquire within 60 days of January 31, 1999 because of vested stock options.

(4) The shares shown include 275,824 shares which Mr. Quesnel has the right to acquire within 60 days of January 31, 1999 because of vested stock options.

(5) The shares shown include 69,192 shares which Mr. Ratnathicam has the right to acquire within 60 days of January 31, 1999 because of vested stock options.

(6) The shares shown include 174,866 shares which Mr. Schmoller has the right to acquire within 60 days of January 31, 1999 because of vested stock options.

(7) The shares shown include 40,618 shares which Mr. Williford has the right to acquire within 60 days of January 31, 1999 because of vested stock options.

     INFORMATION ABOUT THE BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

  During 1998, the Board of Directors held six meetings. Each incumbent director attended at least 75% of all meetings of the Board and the committees of the Board on which he or she served.

  The Board of Directors currently has the following standing committees:
Audit Committee, Compensation Committee, Director Affairs Committee, Executive Committee and Finance Committee. Descriptions of the Audit, Compensation and Director Affairs Committees follow:

  Audit Committee: The Audit Committee recommends independent public accountants for appointment by the shareholders to perform the audit of the Company's accounting records and authorizes the performance of services by the accountants so appointed. The Committee reviews the annual audit of the Company by the independent public accountants, and, in addition, annually reviews the results of the examinations of accounting procedures and controls performed by the Company's internal auditors. The members of the Audit Committee are Robert P. Wayman -- Chairman, Earl F. Cheit, Margaret G. Gill, Michael J. Murray and William J. Schroeder. The Committee met three times during 1998.

  Compensation Committee: The Compensation Committee approves the salaries and other compensation of executive officers and other key employees, except that the Committee recommends to the Board for its approval the salary of the Chief Executive Officer of the Company. The Committee also oversees the administration of the Company's short-term and long-term incentive compensation plans and grants of stock options and other awards under the Company's 1997 Equity and Incentive Plan and the administration of the retirement and benefit plans of the Company and its domestic subsidiaries for non-contractual employees. The members of the Compensation Committee are Richard B. Madden -- Chairman, Richard A. Clarke, W. Keith Kennedy, Jr., Michael J. Murray, Robert D. Rogers and Robert P. Wayman. The Committee met seven times during 1998.

  Director Affairs Committee: The Director Affairs Committee reviews the qualifications of candidates to serve on the Board of Directors, consults with the management of the Company concerning potential candidates, and recommends to the Board of Directors nominees for membership on the Board. The Committee also oversees directors' compensation, reviews and considers other matters pertaining to the functioning of the Board, and reviews and advises the Board regarding corporate governance issues. Shareholders' proposals for nominees will be given due consideration by the Committee for recommendation to the Board based on the nominees' qualifications. Shareholder nominee proposals should be submitted in writing to the Chairman of the Director Affairs Committee in care of the Corporate Secretary. The members of the Director Affairs Committee are Robert Jaunich II -- Chairman, Robert Alpert, Earl F. Cheit, Margaret G. Gill, W. Keith Kennedy, Jr., Donald E. Moffitt and Gregory
L. Quesnel. The Committee met three times during 1998.

COMPENSATION OF DIRECTORS

  During 1998, each non-employee director was paid an annual retainer of $20,000 and accrued a retirement benefit of $20,000. Non-employee directors were also paid $1,500 per Board meeting attended and $1,000 per Committee meeting attended. Board Committee Chairpersons received an additional $750 per quarter.

  Directors may elect to defer payment of their fees. Payment of any deferred amount and interest equivalents accrued thereon will be made in a lump sum or in installments beginning no later than the year following the director's final year on the Company's Board. Directors are also provided with certain insurance coverages and, in addition, are reimbursed for travel expenses incurred in attending Board and Committee meetings.

  A director of the Company accrues a retirement benefit for each full calendar month he or she is a non-employee director of the Company in an amount equal to one-twelfth of the annual cash retainer. The retirement benefit vests when a director has served on the Board for five years. The amount accrued prior to 1994 was $30,000 per year of service. In 1994, $15,000 in retirement benefits accrued, and in 1995 and subsequent years, $20,000 in retirement benefits accrued per year of service. Retirement payments continue for the director's number of years of service as a non-employee director up to a maximum of 20 years, with the earliest accruals paid first.

  The Company has decided to terminate the directors' retirement plan, effective December 31, 1999. Concurrent with termination, most directors will receive stock options in lieu of their accrued retirement benefits under the plan. The two directors who have already accrued the maximum benefits available under the plan will receive restricted stock instead of stock options. In addition, commencing January 1, 2000, directors will receive additional annual grants of options to acquire 500 shares of the Company's stock, as a substitute for retirement benefits that would have accrued under the plan had it not been terminated.

  Awards of restricted stock and stock options have been made from time to time to non-employee directors under the Equity Incentive Plan for Non-Employee Directors, as amended and restated in 1995 (the "Plan"). The original Plan was approved by the Company's shareholders in 1994, and the amended and restated Plan was approved by the Company's shareholders in 1995.

  Under the Plan, each non-employee director receives a restricted stock grant having a fair market value of $12,500 upon joining the Board and on each January 1 thereafter. In addition, each non-employee director receives a grant of options for 2,500 shares of the Company's Common Stock upon joining the Board and for 1,000 shares on each January 1 thereafter.

                      COMPENSATION OF EXECUTIVE OFFICERS

                         I. SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation received by the Company's Chief Executive Officer and the four next most highly paid executive officers for the three fiscal years ended December 31, 1998. The table also sets forth the compensation received for those fiscal years by Donald E. Moffitt, who served as Chief Executive Officer until May 4, 1998. As used in this Proxy Statement, "Named Executives" means the officers identified in this Summary Compensation Table, including Mr. Moffitt.

                                    Annual Compensation               Long Term Compensation
                              ---------------------------------- --------------------------------
                                                                        Awards          Payouts
                                                                 --------------------- ----------
                                                                 Restricted Securities
                                                    Other Annual   Stock    Underlying    LTIP     All Other
Name and Principal             Salary       Bonus   Compensation   Awards    Options/   Payouts   Compensation
Position(s)              Year   ($)        (5)($)      (6)($)      (7)($)   SAR'S (#)    (8)($)      (9)($)
------------------       ---- --------    --------- ------------ ---------- ---------- ---------- ------------
Donald E. Moffitt(1)     1998 $626,109(4)  $169,935   $12,874       $12,500   2,500/0  $3,770,260   $290,523
Chairman of the Board    1997  670,020      745,179    66,374       510,000  45,000/0           0     85,718
                         1996  670,020    1,041,884    65,543             0  88,816/0           0     84,960
Gregory L. Quesnel(2)    1998 $598,071     $344,224   $23,315    $1,838,438  92,500/0    $450,296     $2,686
President & Chief        1997  430,430      450,825       587       289,000  75,000/0           0      2,943
Executive Officer        1996  360,828      547,293    39,682             0  35,526/0           0      2,862
Gerald L. Detter (3)     1998 $449,047     $802,088   $79,293      $543,750  42,500/0    $217,107     $2,682
Senior Vice President    1997  330,320      566,147    31,398             0  37,000/0           0      3,282
                         1996  257,556      223,875     6,089             0  17,763/0           0      2,964
Sanchayan Ratnathicam    1998 $358,894     $176,752    $8,243      $462,047  35,000/0    $112,574     $2,400
Senior Vice President &  1997  244,684      266,576       476             0  31,000/0           0      2,886
Chief Financial Officer  1996  191,156       34,490     1,505             0   8,290/0           0      2,570
Eberhard G.H. Schmoller  1998 $343,743     $169,374   $20,254      $402,938  30,000/0    $345,763     $2,400
Senior Vice President,   1997  278,616      247,896    18,678       238,000  20,000/0           0      2,400
General Counsel and      1996  278,616      513,733    26,394             0  27,737/0           0      2,849
Secretary
John H. Williford (3)    1998 $308,291      $88,382      $597      $430,172  32,500/0     $74,781     $2,572
Senior Vice President    1997  220,967      130,939     1,942             0  20,000/0           0      2,505
                         1996  190,112      187,736     2,732             0  23,684/0           0      2,368

--------
(1) Mr. Moffitt served as Chief Executive Officer of the Company until May 4, 1998. Mr. Moffitt continues to serve as Chairman of the Company's Board of Directors.

(2) Mr. Quesnel served as President and Chief Operating Officer of the Company until May 4, 1998, when he was appointed Chief Executive Officer of the Company.

(3) Mr. Detter is also President and Chief Executive Officer of Con-Way Transportation Services, Inc., the Company's regional full-service trucking subsidiary. Mr. Williford is also President and Chief Executive Officer of Menlo Logistics, Inc., the Company's full service logistics management company.

(4) This amount includes salary and accrued vacation pay of $440,588 earned by Mr. Moffitt in his capacity as Chief Executive Officer, and retainer and meeting fees of $185,521 earned by Mr. Moffitt in his capacity as Chairman of the Board following his retirement from the Company.

(5) The amounts shown in this column reflect payments under the Company's short-term incentive compensation plans in which all regular, full-time, non-contractual employees of the Company are eligible to participate. They also reflect, in the case of Mr. Detter, a special incentive compensation payment made under the Company's short-term incentive compensation plan in which only operating company executives participate.

(6) Amounts shown for 1998 in this column include: (a) Long-Term Incentive Plan interest earned and deferred for Messrs. Quesnel, Detter, and Schmoller of $285, $60 and $6,405, respectively; (b) interest earned on deferred compensation accounts above 120% of the applicable federal rate for Messrs. Moffitt, Quesnel, Detter, Ratnathicam, Schmoller and Williford of $12,177, $22,276, $73,521, $8,243, $10,022 and $597, respectively; (c)
    interest earned on deferred Stock Appreciation Rights accounts above 120% of the applicable federal rate for Messrs. Quesnel, Detter and Schmoller of $754, $5,712 and $3,827, respectively; and (d) payments by the Company, on behalf of Mr. Moffitt, totaling $697 for FICA tax liability. Perquisites and other personal benefits for each named executive officer were below the lesser of $50,000 or 10% of the total annual salary and bonus.

(7) At the end of 1998, based upon the closing price of the Company's common stock on December 31, 1998 ($37.56), Mr. Moffitt held 10,321 restricted shares valued at $387,657; Mr. Quesnel held 53,167 restricted shares valued at $1,996,953; Mr. Detter held 14,250 restricted shares valued at $535,230; Mr. Ratnathicam held 12,000 restricted shares valued at $450,720; Mr. Schmoller held 15,167 restricted shares valued at $569,673; and Mr. Williford held 40,917 restricted shares valued at $1,536,843. Dividends are paid on all shares of restricted stock. All restricted stock held by the Named Executives is performance restricted stock, with the exception of 25,000 shares of restricted stock held by Mr. Williford and 321 shares of restricted stock held by Mr. Moffitt, which are not subject to performance criteria and which vest on the fifth anniversary of the grant date. For all performance restricted stock held by each Named Executive, one-third of the shares are eligible for vesting at the end of the first award year and an additional one-third are eligible for vesting at the end of the second and third award years, provided in each case that applicable performance criteria are met.

(8) Amounts shown for 1998 in this column reflect payments earned by the Named Executives for awards granted under the Company's Return on Equity Plan. In the case of all of the Named Executives other than Mr. Moffitt, these payments are for the three-year award cycle commencing January 1, 1996 and ending December 31, 1998. In the case of Mr. Moffitt, these payments are for three different award cycles under the Return on Equity Plan: the award cycle commencing January 1, 1996 and ending December 31, 1998; the award cycle commencing January 1, 1997 and ending December 31, 1999; and the award cycle commencing January 1, 1998 and ending December 31, 2000. All of Mr. Moffitt's awards under the Return on Equity Plan vested and became payable as a result of his retirement as an officer of the Company.

(9) Amounts shown for 1998 in this column include:

  (a) Payments by the Company for premiums for taxable group life insurance on behalf of Messrs. Moffitt, Quesnel, Detter and Williford of $9,030, $286, $282, and $172, respectively.

  (b) Company contributions to the Thrift and Stock Plan accounts of Messrs. Quesnel, Detter, Schmoller, Ratnathicam and Williford of $2,400 each.

  (c) Payments in the amount of $24,506 made to Mr. Moffitt prior to his retirement under the terms of his employment agreement with the Company, and retirement benefits in the amount of $245,849 paid to Mr. Moffitt under the Company's pension plan following his retirement.

                          II. OPTION/SAR GRANTS TABLE

                     Option/SAR Grants in Last Fiscal Year

                                         Individual Grants(1)
                          --------------------------------------------------
                            Number of     % of Total
                            Securities   Options/SARs
                            Underlying    Granted to  Exercise or            Grant Date
                           Options/SARs  Employees in Base Price  Expiration   Present
                          Granted (#)(2) Fiscal Year   ($/Share)     Date    Value(3)($)
                          -------------- ------------ ----------- ---------- -----------
Donald E. Moffitt.......      2,500/0(4)     0.36%      $38.88     05/01/08   $ 45,050
Gregory L. Quesnel......     25,000/0        3.58        39.00     05/04/08    452,250
                             22,500/0        3.22        43.06     06/30/08    445,275
                             45,000/0        6.45        36.56     12/09/08    735,750
Gerald L. Detter........     12,500/0        1.79        43.06     06/30/08    247,375
                             30,000/0        4.30        36.56     12/09/08    490,500
Sanchayan C.
 Ratnathicam............     12,500/0        1.79        43.06     06/30/08    247,375
                             22,500/0        3.22        36.56     12/09/08    367,875
Eberhard G.H. Schmoller.     10,000/0        1.43        43.06     06/30/08    197,900
                             20,000/0        2.87        36.56     12/09/08    327,000
John H. Williford.......     10,000/0        1.43        43.06     06/30/08    197,900
                             22,500/0        3.22        36.56     12/09/08    367,875

--------
(1) No SARs were issued in 1998.

(2) All options become exercisable at the times described below, or earlier upon a change in control of the Company: (i) options granted to Mr. Moffitt become exercisable 1/12 per month, so as to be fully exercisable on the first anniversary of the grant date; (ii) options granted to Mr. Quesnel on May 4, 1998 become exercisable 1/3 per year, on the second, third and fourth anniversaries of the grant date; (iii) options granted on June 30, 1998 become exercisable on the first anniversary of the grant date; and (iv) options granted on December 9, 1998 become exercisable 1/4 per year, on January 1, 2000 and on the first, second and third anniversaries of that date.

(3) Present value based on modified Black-Scholes option pricing model which includes assumptions for the following variables: (I) option exercise prices equal the fair market values on the dates of grant; (ii) option term equals 5.9 years (based on historical option exercise experience, rather than actual option terms of 10 years); (iii) volatility equals 0.45; (iv) risk-free interest rate equals 5.89% for the May 1998 grants; 5.62% for the June 1998 grant; and 4.83% for the December 1998 grant; and
    (v) estimated future average dividend yield equals 1.10%.

  The Company's use of this model should not be construed as an endorsement of its accuracy in valuing options. The Company's executive stock options are not transferable so the "present value" shown may not be realized by the executive. Future compensation resulting from option grants will ultimately depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise.

(4) These stock options were granted to Mr. Moffitt in his capacity as a non-employee director of the Company following his retirement. Mr. Moffitt did not receive any stock option grants in 1998 in his capacity as Chief Executive Officer of the Company.

              III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                       Fiscal-Year End Option/SAR Values

  The following table provides information on option/SAR exercises in 1998 by the Named Executives and the value of such officers' unexercised options/SARs at December 31, 1998.

                                                   Number of Securities
                            Shares                Underlying Unexercised   Value of Unexercised In-
                           Acquired     Value         Options/SARs at      the-Money Options/SARs at
                          on Exercise  Realized        FY-End (#)(2)        FY-End ($)(2)(3)(4)(5)
                            (#)(1)       ($)     Exercisable/Unexercisable Exercisable/Unexercisable
                          ----------- ---------- ------------------------- -------------------------
Donald E. Moffitt.......    83,511    $2,954,256         473,496/833           $     8,167,417/0
Gregory L. Quesnel......         0             0      276,433/92,500            4,500,394/45,000
Gerald L. Detter........         0             0      80,307/101,711           860,257/1,307,229
Sanchayan C.
 Ratnathicam............         0             0       69,192/35,000              917,456/22,500
Eberhard G.H. Schmoller.         0             0      177,950/30,000            3,258,545/20,000
John H. Williford.......         0             0       40,618/32,500              506,684/22,500

--------
(1) The amount shown in this column for Mr. Moffitt includes 69,300 shares which were sold promptly following exercise, and 14,211 shares which were acquired upon exercise and held.

(2) Mr. Moffitt has 471,829 exercisable officer granted options valued at $8,167,417 and 1,667 director granted options valued at $0; 833 unexercisable options valued at $0; and no stock appreciation rights
    (SARs). Mr. Quesnel has 275,824 exercisable options valued at $4,498,112; 92,500 unexercisable options valued at $45,000; and 609 SARs, the appreciation on which is valued at $2,282. Mr. Detter has 76,789 exercisable options valued at $853,671; 101,711 unexercisable options valued at $1,307,229; and 3,518 SARs, the appreciation on which is valued at $6,586. Mr. Ratnathicam has 69,192 exercisable options valued at $917,456; 35,000 unexercisable options valued at $22,500; and no SARs. Mr. Schmoller has 174,866 exercisable options valued at $3,244,363; 30,000 unexercisable options valued at $20,000; and 3,084 SARs, the appreciation on which is valued at $14,182. Mr. Williford has 40,618 exercisable options valued at $506,684; 32,500 unexercisable options valued at $22,500; and no SARs. The value of outstanding SARs was fixed as described in footnote 5 below when the Company's SAR plan was terminated on March 31, 1990.

(3) Based on the closing stock price of $37.56 on December 31, 1998.

(4) Numbers shown reflect the value of options granted at various times over a ten-year period.

(5) The Company's Incentive Compensation Stock Appreciation Rights Plan ("SAR Plan") was terminated on March 31, 1990. Under the SAR plan, selected key employees were afforded the opportunity to convert cash awards under the Company's short-term incentive compensation plans into SARs corresponding in value to the Company's shares of Common Stock. The SARs fluctuated in value as the price of the Common Stock increased or decreased and earned amounts equal to dividends declared on the Common Stock. When the SAR Plan was terminated, the value of all outstanding SARs was fixed as of that date. Interest equivalents have been credited to outstanding balances of participants since April 1, 1990. Payouts are made in cash and commence upon a participant's prior election or termination of employment with the Company.

                   IV. LONG-TERM INCENTIVE PLAN AWARDS TABLE

  The following table sets forth information regarding awards made to the Named Executives in 1998 under the Company's Return on Equity Plan. Except for such awards, no Long-Term Incentive Plan Awards were made to the Named Executives in 1998.

                                                          Estimated Future Payouts under
                            Number of    Performance or    the Return on Equity Plan (1)
                          Shares, Units   Other Period   ---------------------------------
                            or Other    Until Maturation                Target   Maximum
          Name             Rights (#)      or Payout     Threshold ($)   ($)       ($)
          ----            ------------- ---------------- ------------- -------- ----------
Donald E. Moffitt(2)....     75,000         12/31/00            0      $558,000 $1,116,000
Gregory L. Quesnel......     50,000         12/31/00            0       372,000    744,000
Gerald L. Detter........     38,000         12/31/00            0       282,720    565,440
Sanchayan C.
 Ratnathicam............     38,000         12/31/00            0       282,720    565,440
Eberhard G.H. Schmoller.     34,000         12/31/00            0       252,960    505,920
John H. Williford.......     34,000         12/31/00            0       252,960    505,920

--------
(1) Target payouts are made if the Return on Equity for the applicable award period is equal to a specified target percentage. For Returns on Equity below the target percentage, the payouts decrease in accordance with a specified payout table and drop to zero if the Return on Equity is less than the target percentage by 5 or more percentage points. For Returns on Equity above the target percentage, the payouts increase in accordance with the payout table, up to a maximum of twice the target payout if the Return on Equity exceeds the target percentage by 5 or more percentage points.

(2) All awards received by Mr. Moffitt under the Return on Equity Plan, including the awards he received in 1998, vested and became payable as a result of his retirement from the Company. Mr Moffitt received payments of $1,125,740, $1,673,600 and $970,920, with respect to the Return on Equity awards that he received in 1996, 1997 and 1998, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  To the Board of Directors:

  As members of the Compensation Committee of the Board of Directors, it is our duty to administer the Company's executive compensation program to ensure the attraction, retention and appropriate reward of executive officers, to motivate their performance in the achievement of the Company's business objectives, and to align the interests of executive officers with the long-term interests of the Company's shareholders. Because the Company's compensation policy is to pay for performance, each executive's total compensation is based on the performance of the Company, the executive's business unit, and the executive individually.

  Executive compensation consists of three components: base salary, short-term incentive compensation and long-term incentive compensation. The Company has put a significant portion of total compensation for all executives "at risk" through short-term and long-term incentive compensation. It is the Company's policy to tie a greater portion of an executive's total compensation to performance of the Company and its subsidiaries than is the case for Company employees generally. In keeping with the general policy of pay for performance, an even greater portion of the total compensation for the executives named in the Summary Compensation Table on page 13 ("Named Executives") is tied to performance than is the case for Company executives generally.

Base Salary

  The Company strives to pay base salaries that are competitive with those of other companies in the freight transportation industry, taking into account the Company's size compared to those companies. The companies used for this comparison are some of the same as those included in the performance graph that follows this report with the addition of several other transportation companies. These additions were made on the basis of comparable size.

  For 1998, we reviewed base salaries for executive officers against competitive salary data for officers in similar positions at peer companies as well as surveys of executive compensation for general industry. The Committee determined that executive salaries were generally below those of comparable officers at other companies, in part due to the fact that at the beginning of 1997 the Company's executive officers received no or nominal salary increases following the spin-off of Consolidated Freightways Corporation. As a result, Messrs. Moffitt, Quesnel, Detter, Ratnathicam, Schmoller and Williford received salary increases of 19.4%, 10%, 12.5%, 20%, 23.8% and 13.3%, respectively, at the beginning of 1998. In addition, during the year Mr. Williford received additional salary increases of 17.7% and 16.7%, in recognition of his performance and additional responsibilities. Mr. Quesnel also received an additional salary increase during the year, as discussed below under "CEO Compensation."

  The base salaries for all Named Executives, other than the Chief Executive Officer, were approved by the Committee. The 1998 salaries of Messrs. Moffitt and Quesnel were approved by the Board of Directors as discussed below under "CEO Compensation."

Short-Term Incentive Compensation

  The incentive compensation plans are annually reviewed and approved by the Committee. The plans are then incorporated into the Company's business plan for the ensuing year and presented to the Board of Directors for approval and adoption. These plans provide for annual awards to regular, full-time, non-contractual employees. The Committee has delegated to the Chief Executive Officer and other executive officers the responsibility and authority to administer the Company's short-term incentive plans.

  At the end of the year, each major subsidiary develops goals which reflect its business objectives for the following year. These goals represent measurable performance objectives based on such criteria as profits, revenue, returns on equity, assets or capital, expenses or service. The parent Company goals generally represent a compilation of the profit goals of the subsidiaries.

  In 1998, the performance objective for Messrs. Moffitt, Quesnel, Ratnathicam and Schmoller was based on pre-tax, pre-incentive income of the parent Company; the performance objective for Mr. Detter was based on the pre-incentive operating income of Con-Way Transportation Services, Inc.; and the performance objective for Mr. Williford was based on pre-incentive operating income of Menlo Logistics, Inc. and CNF's priority mail operations.

  Upon attainment of the established performance goals, each plan participant (including the Named Executives) earns incentive compensation determined as a percentage of base salary, with the applicable percentage varying depending upon the level of attainment of the established performance goals and the participant's level of responsibility. In addition, each participant's incentive compensation is capped at an amount equal to a specified multiple of that participant's base salary. In 1998, operating income of Con-Way and Menlo increased 41% and 13%, respectively, over 1997 operating income, and the Company's net income applicable to common shareholders increased 16% over 1997 levels. As a result, Messrs. Moffitt, Quesnel, Detter, Ratnathicam, Schmoller and Williford earned incentive compensation under the plan of $169,935, $344,224, $403,516, $176,752, $169,374 and $88,382, respectively.

  In 1998 the Committee also continued the annual bonus for operating company executives, with bonus payments tied to the achievement of targeted operating ratios. Among the Named Executives, Messrs. Quesnel, Detter and Williford were eligible to participate in the bonus program. Based upon results of operations for 1998, Messrs. Quesnel and Williford did not receive operating bonuses and Mr. Detter received an operating bonus of $398,572.

Long-Term Incentive Compensation

  We believe that executives should have a large stake in the risks and rewards of long-term ownership of the Company. The CNF Transportation Inc. Equity and Incentive Plan, which was approved at the Company's 1997 Annual Meeting of Shareholders, provides for the granting of restricted stock awards, options to purchase shares of the Company's Common Stock, and other types of long-term awards to key employees of the Company and its subsidiaries.

  The Company engaged an independent executive compensation consultant to reassess the competitiveness of the Company's compensation programs for senior management. As part of this study, the consultant was asked to analyze and compare the Company's base salaries, annual bonuses, and long-term incentive awards with competitive practices and levels. The consultant concluded that, taken together, the elements of the Company's compensation package deliver pay opportunity that is situated well within competitive norms for base salary and annual bonuses, and long term incentives.

  As part of the 1998 engagement, the consultant was asked to review various long-term incentive allocation methodologies and to recommend a formula appropriate for the Company and consistent with practices in comparable companies. The allocation formula recommended by the consultant takes into consideration each executive's organizational position, decision-making influence, and accountability over the strategic results of the Company.

  After reviewing information and suggestions provided by the consultant and adjusting for individual factors, in 1998 the Committee granted non-qualified options for a total of 697,850 shares to executives of the Company and its subsidiaries. The first broadbased awards, made effective June 30,

1998, consisted of options for 196,850 shares, or approximately one-half the size of the awards made in 1997. These reduced option awards, designed as "bridge" grants for the period from June through December 1998, were made in light of the Committee's decision to change the date of annual stock option grants to executive officers from June to December. The Committee then made additional grants of non-qualified options for 444,000 shares to executives of the Company and its subsidiaries, effective December 9, 1998. In addition to the scheduled grants of stock options made in June and December, non-qualified options for 57,000 shares were issued to various executive officers during the year upon hiring or promotion. The stock options granted in 1998 to the Named Executives are set forth in the Option/SAR Grants Table on page 15.

  In 1998, the Committee also elected to make certain long term compensation awards in the form of performance-based restricted stock. The restricted stock grants were made to six Company executives (including five of the Named Executives) in order to tie their compensation to the Company's performance, and were made in lieu of additional stock option grants that otherwise would have been made to those executives. In total, the Committee granted 108,250 shares of such performance restricted stock in 1998, which will only vest if the Company meets certain prescribed levels of performance.

  As in the case of the stock option grants, "bridge" awards for 23,000 shares of performance restricted stock (approximately one-half the size of the awards made in 1997) were made effective June 30, 1998. The Committee also awarded 55,250 shares of performance restricted stock to six Company executives (including five of the Named Executives), effective December 9, 1998. In addition to the scheduled grants of restricted stock in June and December, an additional 30,000 shares of performance-based restricted stock were issued to two other Company executives during the year upon promotion of those executives. Of the total number of shares of performance-restricted stock granted to Company executives in 1998, Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford received 47,500, 14,250, 12,000, 10,500 and 11,250 shares, respectively.

  In order to maintain the Company's overall long-term incentive compensation at competitive levels, in 1998 the Committee once again made awards to senior executives under the Company's Return on Equity Plan, which provides for the payments of cash bonuses based on the percentage increase in the Company's shareholder equity. Awards were made under the Plan for the first time in 1996. Since for each award cycle the increase in shareholder equity is measured over a three-year period, there were no bonus payments made under the Plan during the period from 1996 through 1998. Bonus payments for the 1996 award cycle, which ended on December 31, 1998, were made in January 1999. Among the Named Executives, Messrs. Moffitt, Quesnel, Detter, Ratnathicam, Schmoller and Williford earned bonus payments of $1,125,740, $450,296, $217,107, $112,574, $345,763 and $74,781, respectively.

  Under the Long-Term Incentive Plan of 1988 and its predecessor, the Long-Term Incentive Plan of 1978, key employees of the Company and its subsidiaries were previously awarded growth units entitling them to certain cash benefits upon such units vesting and appreciating in value. All awards made under these plans are now fully vested. Among the Named Executives, only Messrs. Quesnel and Schmoller currently hold such growth units. No new awards have been made under these plans since 1990.

  Long-term incentive compensation awards made to Messrs. Moffitt and Quesnel during 1998 are discussed in more detail below under "CEO Compensation."

Stock Ownership Guidelines

  The Committee established stock ownership guidelines in 1998 for senior executive officers as a way to further align their financial interests with those of shareholders. The officers are expected to make continuing progress towards compliance with these guidelines, with a goal of full compliance with the guidelines by June 2001. The guidelines are as follows: Chief Executive Officer--five times base salary; a group of five other senior executive officers, consisting of the Chief Financial Officer, the General Counsel, and the President of each of the Company's three major business units--three times base salary.

  For purposes of determining compliance with these guidelines, officers receive ownership credit for all Company stock owned, directly or indirectly, over which they (or their spouses) have the power to dispose, all Company stock held in retirement plans (including 401(k) plans), and one-half of the value of vested "in-the-money" stock options. Each of the officers subject to the guidelines has made substantial progress towards meeting the guidelines.

CEO Compensation

  In May 1998, Donald E. Moffitt stepped down as Chief Executive Officer of the Company, but agreed to continue as Chairman of the Board of Directors. Gregory L. Quesnel, formerly President and Chief Operating Officer of the Company, succeeded Mr. Moffitt and now holds the title of President and Chief Executive Officer. The 1998 compensation of Messrs. Moffitt and Quesnel is discussed below.

  The Committee recommended, and the Board approved, a 1998 annual base salary for Mr. Moffitt equal to $800,000, of which he earned $271,353 prior to stepping down as Chief Executive Officer in May 1998. This significant increase in base salary (a 19.4% increase over his 1997 base salary) reflected in part the Committee's recognition of the extraordinary effort that would be required of Mr. Moffitt in guiding the Company through the period of transition to a new chief executive officer. In addition, the salary increase was based upon the Committee's evaluation of the CEO's performance, the Company's performance, total shareholder return, and competitive salary data provided by the Company's independent compensation consultant. As the only member of the Board who was also an executive officer of the Company, Mr. Moffitt did not participate in deliberations concerning his own salary.

  During his tenure as both Chief Executive Officer and Chairman of the Board, Mr. Moffitt received a salary in his capacity as Chief Executive Officer but did not receive additional compensation in his capacity as Chairman of the Board. Effective upon his retirement as Chief Executive Officer, the Committee approved an annual retainer of $250,000 for Mr. Moffitt as compensation for his services as Chairman of the Company's Board of Directors. Mr. Moffitt earned $166,667 of this retainer during the period from May through December 1998.

  For 1998, Mr. Moffitt earned short-term incentive compensation of $169,935, based on the pre-tax, pre-incentive income objective for the parent Company established at the beginning of 1998.

  Upon Mr. Quesnel's election as Chief Executive Officer in May 1998, the Committee recommended, and the Board approved, an annual salary of $625,000. This amount was recommended by the Committee and approved by the Board based on Mr. Quesnel's experience and on the recommendation of the Company's independent compensation consultant. Subsequently, based upon the Committee's review of Mr. Quesnel's performance since becoming Chief Executive Officer, the Committee recommended, and the Board approved, an additional increase in Mr. Quesnel's base salary from $625,000 to $712,500, effective January 4, 1999.

  In 1998, Mr. Quesnel earned short-term incentive compensation of $344,224, based on the pre-tax, pre-incentive income objective for the parent Company established at the beginning of 1998.

  As discussed under "Long-Term Incentive Compensation" on page 19, in 1998, Mr. Quesnel and the other Named Executives (other than Mr. Moffitt) received as long-term compensation a combination of stock options, restricted stock grants, and awards under the Return on Equity Plan.

  Because Mr. Moffitt retired from the Company during the first half of the year, he did not receive any grants of stock options or restricted stock during 1998 in his capacity as an executive of the Company, although he did receive grants of stock options and restricted stock in his capacity as a non-employee director of the Company following his retirement. Mr. Moffitt also received an award of 75,000 units under the Return on Equity Plan in 1998, having a target value of $558,000 and a maximum value of $1,116,000. The awards vested and became payable as a result of his retirement from the Company, and in January 1999 Mr. Moffitt received a payment in the amount of $970,920 with respect to such award.

  Based upon the recommendation of the Company's independent executive compensation consultant, the long-term awards made to Mr. Quesnel in 1998 have an aggregate projected value of approximately two and one-half times his annual salary if the Company achieves its goals relating to total profit, return on equity, and shareholder value, and included special grants of 25,000 shares of performance restricted stock, and options to acquire 25,000 shares of the Company's stock, which were made effective upon his appointment as Chief Executive Officer.

Policy on Deductibility of Compensation

  The federal income tax law limits the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the "covered employees") in excess of the statutory maximum of $1 million per covered employee. The Committee's general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible. In 1998, as in prior years, no covered employee received compensation which was not deductible.

  Under the federal income tax law, certain compensation, including "performance-based compensation," is excluded from the $1 million deductibility limit. The Company's 1997 Equity and Incentive Plan, which was approved at the Company's 1997 Annual Meeting of Shareholders, allows the Committee to make certain short- and long-term incentive compensation awards to covered employees that qualify as "performance-based compensation." The Committee intends to use such awards, where feasible, to carry out its general policy of providing a competitive compensation package which also structures compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes.

                          THE COMPENSATION COMMITTEE

 Richard B. Madden, Chairman        Michael J. Murray
 Richard A. Clarke                  Robert D. Rogers
 W. Keith Kennedy, Jr.              Robert P. Wayman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Members of the Compensation Committee are all independent directors of the Company and have no other relationships with the Company and its subsidiaries.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN* CNF Transportation Inc., S & P Mid Cap 400 Index, Peer Group Index



                       [PERFORMANCE GRAPH APPEARS HERE]

                                   Cumulative Total Return
                        ----------------------------------------------
                         4Q93    4Q94   4Q95    4Q96    4Q97    4Q98
                        ------- ------ ------- ------- ------- -------
     CNF                $100.00 $94.71 $113.70 $112.10 $197.52 $193.63
     S&P Midcap 400      100.00  96.42  126.25  150.49  199.03  237.06
     Custom Peer Group   100.00  87.41   92.36   95.94  139.57  165.02

  * Assumes $100 invested on December 31, 1993 in CNF Transportation Inc. (then known as Consolidated Freightways, Inc.), S & P Mid Cap 400 Index and the Peer Group Index, described below, and that any dividends were reinvested.

  The Peer Group Index is a market-capitalization weighted index consisting of the common stocks of the following corporations: Airborne Freight Corporation, American Freightways Corporation, Caliber Systems, Inc., Federal Express Corporation, Pittston Co.--Burlington Group, Ryder System Inc. and US Freightways Corporation. This Peer Group Index is the same as in last year's Proxy Statement. Because Caliber Systems, Inc. was acquired by Federal Express Corporation in January 1998, shareholder return data for Caliber was available only through 1997.

                              PENSION PLAN TABLE

                     ESTIMATED ANNUAL RETIREMENT BENEFITS

  The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company's retirement plans.

  Average
Final Total
 Earnings
  During
  Highest
   Five
Consecutive
   Years
of Last Ten          Years of Plan Participation
 Years of    --------------------------------------------
Employment      15       20       25       30       35
-----------  -------- -------- -------- -------- --------
  $200,000   $ 44,681 $ 63,242 $ 81,802 $100,363 $118,923
  $300,000   $ 67,681 $ 95,742 $123,802 $151,863 $179,923
  $400,000   $ 90,681 $128,242 $165,802 $203,363 $240,923
  $500,000   $113,681 $160,742 $207,802 $254,863 $301,923
  $600,000   $136,681 $193,242 $249,802 $306,363 $362,923
  $700,000   $159,681 $225,742 $291,802 $357,863 $423,923
  $800,000   $182,681 $258,242 $333,802 $409,363 $484,923
  $900,000   $205,681 $290,742 $375,802 $460,863 $545,923
$1,000,000   $228,681 $323,242 $417,802 $512,363 $606,923
$1,100,000   $251,681 $355,742 $459,802 $563,863 $667,923
$1,200,000   $274,681 $388,242 $501,802 $615,363 $728,923
$1,300,000   $297,681 $420,742 $543,802 $666,863 $789,923
$1,400,000   $320,681 $453,242 $585,802 $718,363 $850,923
$1,500,000   $343,681 $485,742 $627,802 $769,863 $911,923

  Compensation covered for the Named Executives is the highest five-year average over the last ten years of employment of the "Salary" and "Bonus", as such terms are used in the Summary Compensation Table on page 13, and of certain other compensation. Retirement benefits shown are payable at or after age 65 in the form of a single life annuity, using the current level of Social Security benefits to compute the adjustment for such benefits.

  Applicable law limits the annual benefits which may be paid from a tax-qualified retirement plan to $130,000 per year currently, and prevents pension accruals for compensation in excess of $160,000 per year and for deferred compensation. The Company has adopted non-qualified plans to provide for payment out of the Company's general funds of benefits not covered by the qualified plans. The table above represents total retirement benefits which may be paid from a combination of qualified and non-qualified plans.

  As of December 31, 1998, Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford had 23, 30, 21, 24 and 17 years of plan participation, respectively. Mr. Moffitt retired from the Company in 1998 with 30 years of plan participation.

                               ----------------

                        CHANGE IN CONTROL ARRANGEMENTS

  The Company has entered into severance agreements with each of Messrs. Quesnel, Detter, Ratnathicam, Schmoller and Williford. Each severance agreement provides that if such officer's employment with the Company is actually or constructively terminated within two years of a change in control (as defined in the severance agreement), or prior to a change in control at the direction of a person or entity which subsequently acquires control of the Company, the officer generally will receive, among other things, (i) a lump sum cash payment equal to three times the officer's base salary as of the date of termination (or as of the change in control, if higher); (ii) a lump sum cash payment equal to three times the highest of (a) the officer's average annual bonus over the three years prior to the termination of employment, (b) the officer's average annual bonus over the three years prior to the change in control, or (c) the officer's target bonus for the year of the termination of employment; (iii) life, disability, health, dental and accidental insurance benefits for three years; and (iv) a lump sum payment reflecting the value of three additional years of retirement accruals. The executives will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal tax laws applicable to excess parachute payments.

                               ----------------

                            APPOINTMENT OF AUDITORS

  At last year's annual meeting, shareholders approved the appointment of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1998. The Board recommends that shareholders vote in favor of ratifying the reappointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999. A representative of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so and to respond to questions from shareholders.

  The Company has been informed by Arthur Andersen LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

                               ----------------

                            PRINCIPAL SHAREHOLDERS

  According to information furnished to the Company as of February 14, 1999, the only persons known to the Company to own beneficially an interest in 5% or more of the shares of Common Stock or Series B Preferred Stock are set forth below. All such information is as reported in the most recent Schedule 13G filed by each such person with the Securities and Exchange Commission.

                                           Amount and Nature of            Percent
            Name and Address               Beneficial Ownership            of Class
            ----------------               ---------------------           --------
   T. Rowe Price Associates, Inc.          3,400 Common (1)                    *%
    and T. Rowe Price Trust Company        635,246 Preferred (1)             5.9%
    100 East Pratt Street
    Baltimore, MD 21202
   FMR Corp.                               5,339,155 Common (2)             11.1%
    82 Devonshire Street
    Boston, MA 02109
   Loomis, Sayles & Company, L.P.          2,588,025 Common (3)              5.4%
    One Financial Center
    Boston, MA 02111

--------
* Less than 1%

(1) T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power over 3,000 shares, shared voting power over 3,887,959 shares, sole dispositive power over 3,400 shares and shared dispositive power over 3,887,959 shares. T. Rowe Price Trust Company, the trustee under the Company's Thrift and Stock Plan ("Trust Company"), has sole voting power over 0 shares, shared voting power over 3,887,959 shares, sole dispositive power over 0 shares and shared dispositive power over 3,887,959 shares.

  The holdings include 635,246 shares of Series B Preferred Stock (which Preferred Stock is held pursuant to the CNF Transportation Inc. Thrift and Stock Plan). Such shares of Series B Preferred Stock represent 75% of all outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock has the right to 6.1 noncumulative votes on each matter submitted to the meeting. The Series B Preferred Stock is convertible at the Trust Company's option under certain circumstances into 4.708 shares of Common Stock for each share of Series B Preferred Stock. On a fully converted basis, these holdings represent 5.9% of the Common Stock.

  Price Associates serves as investment advisor with shared power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates and the Trust Company are deemed to be the beneficial owners of the Common Stock and Series B Preferred Stock which has not been allocated to participants' accounts under the Thrift and Stock Plan. However, Price Associates and the Trust Company expressly disclaim that they are, in fact, the beneficial owners of such securities.

(2) FMR Corp., through its subsidiaries Fidelity Management & Research Company and Fidelity Management Trust Company, and Fidelity International Limited, an affiliate of FMR Corp., have, in the aggregate, sole voting power over 729,900 shares, shared voting power over 0 shares, sole dispositive power over 5,339,155 shares and shared dispositive power over 0 shares.

(3) Loomis Sayles & Company , L.P. has sole voting power over 1,789,425 shares, shared voting power over 36,100 shares, sole dispositive power over 0 shares and shared dispositive power over 2,588,025 shares.

                               ----------------

                COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  The Company believes that, during 1998 its executive officers and directors have complied with all filing requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                               ----------------

                              CONFIDENTIAL VOTING

  Under the confidential voting policy adopted by the Board of Directors, all proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential from the Company except as may be required by law or to assist in the pursuit or defense of claims or judicial actions, and except in the event of a contested proxy solicitation. In addition, comments written on proxies, ballots, or other voting materials, together with the name and address of the commenting shareholder, will be made available to the Company without reference to the vote of the shareholder, except where such vote is included in the comment or disclosure is necessary to understand the comment. Certain vote tabulation information may also be made available to the Company, provided that the Company is unable to determine how any particular shareholder voted.

  Access to proxies, ballots and other shareholder voting records will be limited to inspectors of election who are not employees of the Company and to certain Company employees and agents engaged in the receipt, count and tabulation of proxies.

                               ----------------

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholder proposals intended for inclusion in the next year's proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, CNF Transportation Inc., at 3240 Hillview Avenue, Palo Alto, California 94304, and must be received by November 23, 1999. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 27, 2000. The Company's Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than January 27, 2000 and not earlier than December 28, 1999.

                               ----------------

                                 OTHER MATTERS

  The Company will furnish to interested shareholders, free of charge, a copy of its 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission. The report will be available for mailing after April 10, 1999. Please direct your written request to the Corporate Secretary, CNF Transportation Inc., 3240 Hillview Avenue, Palo Alto, California 94304.

  Your Board knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

                               ----------------

  The expense of proxy solicitation will be borne by the Company. The solicitation is being made by mail and may also be made by telephone, telegraph, facsimile, or personally by directors, officers, and regular employees of the Company who will receive no extra compensation for their services. In addition, the Company has engaged the services of Innisfree M&A Incorporated, New York, New York, to assist in the solicitation of proxies at a fee of $10,000, plus expenses. The Company has also engaged Chase Mellon Shareholder Services to act as inspector of elections. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's voting stock.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          EBERHARD G.H. SCHMOLLER
                                          Secretary

March 22, 1999

                     [RECYCLED PAPER LOGO APPEARS HERE]
                               RECYCLED PAPER

                    [LETTERHEAD OF CNF TRANSPORTATION INC.]

EBERHARD G.H. SCHMOLLER
Secretary

                                                                 March 22, 1999

Dear Fellow Employee:

  Enclosed is proxy material for the CNF Transportation Inc. Annual Meeting of Shareholders to be held on April 26, 1999. This material is being sent to you as a participant in the CNF Transportation Inc. Thrift and Stock Plan and includes (1) the Company's 1999 Proxy Statement and 1998 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan trustee, as to how you wish the shares of CNF Transportation Inc. credited to your account to be voted, (3) if you wish to instruct the Trustee to vote the preferred shares of stock credited to your account differently than the common shares, a direction form to instruct the Trustee as to how you wish to vote such preferred shares, and (4) an envelope to forward your instructions to First Chicago Trust Company of New York, the Company's stock transfer agent.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions for the common and preferred shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. The instruction card will direct the trustee to vote both the common and preferred shares of stock credited to your account. If you wish to vote the preferred shares of stock differently than the common shares, you must also complete the preferred stock direction form and return it to First Chicago Trust Company of New York with the instruction card. Under the terms of the Plan, the trustee votes the shares of each class of stock credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  The exercise of shareholder voting rights is a very important feature of the Plan because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the trustee to comply with your instructions, First Chicago Trust Company of New York must receive your completed instruction card no later than April 20, 1999.

                                          Sincerely,

                                          /s/ Eberhard G.H. Schmoller

            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

                    [LETTERHEAD OF CNF TRANSPORTATION INC.]

EBERHARD G.H. SCHMOLLER
Secretary

                                                                 March 22, 1999

Dear Fellow Employee:

  Enclosed is proxy material for the CNF Transportation Inc. Annual Meeting of Shareholders to be held on April 26, 1999. This material is being sent to you as a participant in the CNF Transportation Inc. Common Stock Fund and includes
(1) the Company's 1999 Proxy Statement and 1998 Annual Report, (2) a card to instruct Mellon Bank, the Fund trustee, as to how you wish the shares of CNF Transportation Inc. credited to your account to be voted, and (3) an envelope to send your instruction card to First Chicago Trust Company of New York, the Company's stock transfer agent.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions. If you wish, you may sign and return the card without giving specific voting instructions in which case your shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. Under the terms of the Plan, the trustee votes any shares credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  The exercise of shareholder voting rights is a very important feature of the Common Stock Fund because it allows you to participate directly in the affairs of the Company. We urge you to exercise your voting rights. In order for the trustee to comply with your instructions, First Chicago Trust Company of New York must receive your completed instruction card no later than April 20, 1999.

                                          Sincerely,

                                          /s/ Eberhard G.H. Schmoller

            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

                    [LETTERHEAD OF CNF TRANSPORTATION INC.]

EBERHARD G.H. SCHMOLLER
Secretary

                                                                 March 22, 1999

Dear CFC SASP Participant:

  Enclosed is proxy material furnished by CNF Transportation Inc. in connection with its Annual Meeting of Shareholders to be held on April 26, 1999. This material is being sent to you as a participant in the Consolidated Freightways Corporation Stock and Savings Plan and includes (1) CNF Transportation Inc.'s 1999 Proxy Statement and 1998 Annual Report, (2) a card to instruct T. Rowe Price Trust Company, the Plan trustee, as to how you wish the shares of CNF Transportation Inc. credited to your account to be voted, and (3) an envelope to forward your instructions to First Chicago Trust Company of New York, the Company's stock transfer agent.

  In order to vote the shares credited to your account, you must complete and return the enclosed instruction card giving the trustee specific voting instructions for the shares. If you wish, you may sign and return the card without giving specific voting instructions and the shares will be voted as recommended by the CNF Transportation Inc. Board of Directors. Under the terms of the Plan, the trustee votes the shares credited to your account for which it does not receive a signed instruction card on a timely basis in the same manner and proportion as the shares in such class of stock for which it does receive valid voting instructions on a timely basis.

  Your instruction card must be returned directly to First Chicago Trust Company of New York, the Company's stock transfer agent. It will be treated confidentially by the transfer agent and the trustee.

  We urge you to exercise your voting rights. In order for the trustee to comply with your instructions, First Chicago Trust Company of New York must receive your completed instruction card no later than April 20, 1999.

                                          Sincerely,
                                          /s/ Eberhard G.H. Schmoller

            3240 HILLVIEW AVENUE, PALO ALTO, CA 94304, 650-494-2900

                                DIRECTION FORM


                SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                             Direction to Trustee

          (USE ONLY IF YOU WISH TO VOTE PREFERRED SHARES SEPARATELY)

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Thrift and Stock Plan to vote all shares of CNF Transportation Inc. preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 26, 1999 at 9:00 A.M. or at any adjournments or postponements thereof.

This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below, as described in the accompanying proxy statement.

1.Election of Four Class II directors for a three-year term.

  Nominees: Donald E. Moffitt, Michael J. Murray, Robert D. Rogers, William
  J. Schroeder

  [_]Vote FOR all nominees listed above; except vote withheld from the following nominees (if any):
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------

  [_]Vote WITHHELD from all nominees.

2.Ratify appointment of Arthur Andersen LLP as the Company's auditors for the year 1999.
            FOR [_]             AGAINST [_]             ABSTAIN [_]

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

                                                                         , 1999
                                     ------------------------------------------
                                       Signature of Participant
                                     ------------------------------------------
                                       Name(Please Print)
                                     ------------------------------------------
                                       Address(Please Print)
                                     ------------------------------------------
                                       CityStateZip Code

                   CNF TRANSPORTATION INC. COMMON STOCK FUND
                    Direction of Participant to Trustee of
                   CNF Transportation Inc. Common Stock Fund

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Common Stock Fund to vote all shares of CNF Transportation Inc. common stock credited to the individual account of the undersigned under the Common Stock Fund at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 26, 1999 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

          Election of four Class II directors for a three-year term.

          Nominees:      Donald E. Moffitt
                         Michael J. Murray
                         Robert D. Rogers
                         William J. Schroeder

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

[X]  Please mark your votes as in this example.

     This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below.

-------------------------------------------------------------------------------
         The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.
-------------------------------------------------------------------------------
1.   Election of Directors.
     (see reverse)

     [ ] FOR        [ ] WITHHELD

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

2.   Ratify appointment of Independent Auditors.

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN


The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.



SIGNATURE(S)________________________________________ DATE___________, 1999

NOTE: Please sign exactly as name appears hereon.

                 CNF TRANSPORTATION INC. THRIFT AND STOCK PLAN
                    Direction of Participant to Trustee of
                 CNF Transportation Inc. Thrift and Stock Plan
                      (Common Stock and Preferred Stock)

The undersigned hereby directs the Trustee of the CNF Transportation Inc. Thrift and Stock Plan to vote all shares of CNF Transportation Inc. common stock and preferred stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 26, 1999 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

           Election of four Class II directors for a three-year term.

           Nominees:     Donald E. Moffitt
                         Michael J. Murray
                         Robert D. Rogers
                         William J. Schroeder

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

[X]  Please mark your votes as in this example.

     This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below.

-------------------------------------------------------------------------------
         The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.
-------------------------------------------------------------------------------
1.   Election of Directors.
     (see reverse)

     [ ] FOR        [ ] WITHHELD

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

2.   Ratify appointment of Independent Auditors.

     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.


SIGNATURE(S)_____________________________________ DATE______________, 1999

NOTE: Please sign exactly as name appears hereon.

          CONSOLIDATED FREIGHTWAYS CORPORATION STOCK AND SAVINGS PLAN
                    Direction of Participant to Trustee of
          Consolidated Freightways Corporation Stock and Savings Plan

The undersigned hereby directs the Trustee of the Consolidated Freightways Corporation Stock and Savings Plan to vote all shares of CNF Transportation Inc. common stock credited to the individual account of the undersigned under the Plan at the Annual Meeting of Shareholders of CNF Transportation Inc. to be held on Monday, April 26, 1999 at 9:00 A.M. and at any adjournments or postponements thereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

          Election of four Class II directors for a three-year term.

          Nominees:      Donald E. Moffitt
                         Michael J. Murray
                         Robert D. Rogers
                         William J. Schroeder

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to direct the Trustee to vote in accordance with the Board of Directors' recommendations.

                   PLEASE SIGN THIS CARD ON THE REVERSE SIDE

[X]  Please mark your votes as in this example.

     This direction cannot be voted unless it is properly signed and returned. If properly signed and returned, the Trustee will vote as directed by the undersigned or, if no choice is specified, the Trustee will vote FOR the election of directors and FOR item 2 below.

-----------------------------------------------------------------------------
         The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.
-----------------------------------------------------------------------------
1.   Election of Directors.
     (see reverse)

     [ ] FOR        [ ] WITHHELD

For, except vote withheld from the following nominee(s):

------------------------------------------------------

2.   Ratify appointment of Independent Auditors.

     [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.


SIGNATURE(S)________________________________________ DATE____________, 1999

NOTE: Please sign exactly as name appears hereon.

                                 CNF TRANSPORTATION INC.

               This Proxy Is Solicited on Behalf of the Board of Directors
                               of CNF Transportation Inc.

     The undersigned appoints M.G. GILL, R. JAUNICH II AND R.B. MADDEN and each of them, the proxies of the undersigned, with full power of substitution,
P to vote the stock of CNF TRANSPORTATION INC., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on
R Monday, April 26, 1999 at 9:00 A.M. and at any adjournments or postponements thereof. The proxies are authorized to vote in their
O discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.
X
               Election of four Class II directors for a three-year term.
Y
               Nominees:      Donald E. Moffitt
                              Michael J. Murray
                              Robert D. Rogers
                              William J. Schroeder

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                        PLEASE SIGN THIS CARD ON THE REVERSE SIDE

[X] Please mark your
    votes as in this
    example

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR item 2 below.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the election of directors and FOR item 2 below.
--------------------------------------------------------------------------------

                          FOR  WITHHELD
1. Election of Directors  [_]     [_]

For, except vote withheld from the following nominee(s).

--------------------------------------------

                          FOR   AGAINST  ABSTAIN
2. Ratify appointment of  [_]     [_]      [_]
   independent Auditors
--------------------------------------------------------------------------------
The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.


                                        DATE:                        , 1999
                                             ------------------------

                                        SIGNATURE (S):
                                                      ---------------------

                                        -----------------------------------
                                        NOTE: Please sign exactly as your name
                                              appears hereon. Joint owners
                                              should each sign. When signing as
                                              an attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such.